Exhibit 99.1

BIO-key International Announces Third Quarter 2005 Financial Results

Wall, N.J. — November 15, 2005 — BIO-key International Inc. (OTC Bulletin Board: BKYI), a leader in finger-based biometric identification and wireless public safety solutions, today reported its financial results for its third quarter ended September 30, 2005.

Revenue for the third quarter of 2005 was $3.2 million, compared to $309,000 for the third quarter of 2004 and $3.7 million for the second quarter of 2005. BIO-key reported an operating loss $1.7 million for the third quarter of 2005, a 27% improvement over the $2.4 million loss the second quarter of 2005.

Commenting of the third quarter results, Mike DePasquale, BIO-Key President and CEO, said, “While third quarter revenues were lower than Q2, our pipe line of sales activity grew dramatically. As a result, we enter the fourth quarter with a strong backlog as 70% of state and local government agencies start their new fiscal year.”

“In September, too late for third quarter revenue, we closed one of our largest biometric contracts, valued at $400,000.  This is an important win with a major well known information provider that we believe is the beginning of very visible and replicable application,” continued DePasquale.

In October the company announced it completed a major restructuring of its business operations to better focus on growth and profitability. The company created three new Business Unit divisions aligned by its major business verticals: Biometrics, Law Enforcement and Fire Safety. These units are managed on a “P & L” basis. Each Business Unit is organized to quickly respond to sales opportunities and market needs as well as driving down costs to achieve Unit profitability.

The lean and agile Business Units are poised to maximize revenue in their individual vertical spaces and to allocate and size their resources based on market need and affordability. As a result of the restructuring, third quarter run rate costs have been reduced by more that 30%, reducing EBITDA break-even and putting the company on the path to near-term profitability.

Notable events during the third quarter were:

•                  Award by South San Francisco for FireRMS, a full suite of fire service applications that manage enterprise records management

•                  BIO-key received BiometriTech Magazine’s “Product of the Year” Award

•                  Hudson, MA becomes first customer to deploy BIO-key’s new VirtualCop technology

•                  Cingular Wireless and BIO-key partner to provide field officers with wireless capability to access NCIC data (National Crime Information Center)

•                  BIO-key awarded contract from Pennsylvania Department of Health (PADOH) to integrate communication systems with Pennsylvania Emergency Management Agency (PEMA)

After the close of the quarter, BIO-key announced a contract award from Weymouth, MA Police Department, in partnership with Cyber Communications, to launch a regional data-sharing system with three contiguous towns.

Commenting on the business outlook, DePasquale, said, “We expect sequential revenue growth in the fourth 4th quarter. Along with our significant cost reductions, we believe we will substantially reduce our operating loss putting us on the road to sustained operating profitability”

BIO-key will hold a conference call to discuss financial results 9:00 AM EST on Tuesday November 15th.  The meeting will be webcast live at http://www.wsw.com/webcast/biok8

About BIO-key

BIO-key develops and delivers advanced identification solutions and information services to law enforcement departments, public safety agencies, government and private sector customers.  BIO-key’s mobile wireless technology provides first responders with critical, reliable, real-time data and images from local, state and national databases.  BIO-key’s high-performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise data to improve security, convenience and privacy and to reduce identity theft.  Over 2,500 police, fire and emergency services departments in North America use BIO-key solutions, making BIO-key the leading supplier of mobile and wireless solutions for public safety worldwide.  (http://www.bio-key.com)

BIO-key Safe Harbor Statement

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements.  The words “estimate,” “project,” “intends,” “expects,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995.  For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, see “Risk Factors” in the Company’s Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

For more information contact:

Julie Garand

508-460-4036

Julie.garand@bio-key.com

© Copyright 2005 by BIO-key International, Inc